Exhibit 99.3

5600 Cox Road Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
February 21, 2007	SVP - Investor Relations	SVP - Corporate Communications
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LandAmerica Announces Additional Common Stock Repurchase Program and Quarterly Dividend

RICHMOND, VIRGINIA - LandAmerica Financial Group, Inc. (NYSE: LFG), a leading provider of real estate transaction services, announces that its Board of Directors has approved a program to purchase up to 1,500,000 shares between now and the end of October 2008, or approximately 8.5% of its fully diluted outstanding shares as of December 31, 2006. Purchases of stock will be accomplished primarily in the open market, with the timing of such transactions subject to market conditions and SEC regulations.

“We are pleased to establish an additional share repurchase program based on the cash generated from our operating cash flows as well as the recent redomestication of our principal insurance subsidiaries,” said Chairman and CEO Theodore L. Chandler, Jr.  “This program further demonstrates our commitment to improving our return on equity.”

The Company anticipates funding for this program will come from available corporate funds and future excess cash flow. The program would be in addition to purchases made under the share repurchase plan publicly announced in October 2005 that provides for the purchase of up to 1.25 million shares and expires in July 2007.

The Board of Directors has also declared a quarterly dividend of $.22 per share payable on March 15, 2007, to shareholders of record on March 1, 2007.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with more than 1,000 offices and a network of more than 10,000 active agents. Through its many subsidiaries, LandAmerica serves residential and commercial customers throughout the United States, Mexico, Canada, the Caribbean, Latin America, Europe, and Asia. A Fortune 500 company, LandAmerica is recognized on Fortune magazine’s 2006 list of America’s most admired companies.

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LandAmerica Announces Capital Additional Common Stock Repurchase Program and Quarterly Dividend,
2/21/2007, page 2 of 2

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements.  Such risks and uncertainties include: (i) the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates and general economic conditions; (ii) changes to the participants in the secondary mortgage market could affect the demand for title insurance products; (iii) the Company is subject to government regulation; (iv) heightened regulatory scrutiny of the Company and the title insurance industry, including pricing of title insurance products and services, could materially and adversely affect its business, operating results, and financial condition; (v) the Company may not be able to fuel its growth through acquisitions; (vi) the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results, and financial condition; (vii) regulatory non-compliance, fraud, or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results, and financial condition; (viii) competition in the Company’s industry affects its revenue; (ix) significant industry changes and new product and service introductions require timely and cost-effective responses; (x) the Company’s litigation risks include substantial claims by large classes of claimants; (xi) key accounting and essential product delivery systems are concentrated in a few locations; (xii) provisions of the Company’s articles of incorporation and bylaws, its shareholder rights plan and applicable state corporation and insurance laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them; (xiii) the Company’s future success depends on its ability to continue to attract and retain qualified employees; (xiv) the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results, and financial condition; and (xv) the Company’s claims experience may require it to increase its provision for title losses or to record additional reserves, either of which may adversely affect its earnings.  For more details on factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission.  This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

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